 Exhibit 32.2
CFO CERTIFICATION OF QUARTERLY REPORT
I, W. Kim Foster, Executive Vice President and Chief Financial Officer of FMC Corporation (“the Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, based on my knowledge that:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 20, 2012

/s/ W. Kim Foster
W. Kim Foster
Executive Vice President and
Chief Financial Officer